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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

The registrant's principal affiliates as of January 18, 2000, are listed below.

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                                                                           Percentage of voting
                                                       State or country    Securities directly
                                                       of incorporation    or indirectly
                                                       or organization     owned by Registrant
                                                       -----------------  ----------------------
Agilent Technologies, Inc.                                  Delaware               84
Hewlett-Packard Puerto Rico                                 California            100
Hewlett-Packard World Trade, Inc.                           Delaware              100
VeriFone, Inc.                                              Delaware              100
Hewlett-Packard Asia Pacific Ltd.                           Hong Kong             100
Hewlett-Packard Australia Ltd.                              Australia             100
Hewlett-Packard Caribe Ltd.                                 Cayman Islands        100
Hewlett-Packard Computer Products (Shanghai) Co., Ltd.      China                 100
Hewlett-Packard de Mexico S.A. de C.V.                      Mexico                100
Hewlett-Packard Espanola, S.A.                              Spain                 100
Hewlett-Packard Europe B.V.                                 The Netherlands       100
Hewlett-Packard Far East Pte. Ltd.                          Singapore             100
Hewlett-Packard France                                      France                100
Hewlett-Packard GmbH                                        Germany               100
Hewlett-Packard (India) Software Operation Pte. Ltd.        India                 100
Hewlett-Packard Japan, Ltd.                                 Japan                 100
Hewlett-Packard Korea Ltd.                                  Korea                 100
Hewlett-Packard Ltd.                                        U.K.                  100
Hewlett-Packard (Manufacturing) Ltd.                        Ireland               100
Hewlett-Packard Participacoes S.A.                          Brazil                100
Hewlett-Packard S.A.                                        Switzerland           100
Hewlett-Packard Singapore Pte. Ltd.                         Singapore             100
Hewlett-Packard Start B.V.                                  The Netherlands       100
CoCreate Software GmbH                                      Germany               100
Shanghai Hewlett-Packard Company                            China                 100
Technologies et Participations S.A.                         France                100
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